EXHIBIT 31.2

Ambac Financial Group, Inc.

Certifications

I, Thomas J. Gandolfo, certify that:

1.	I have reviewed this amendment no. 1 to the annual report on Form 10-K/A of Ambac Financial Group, Inc; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/S/ THOMAS J. GANDOLFO

Thomas J. Gandolfo
Senior Vice President and Chief Financial Officer

Date:   November 18, 2003